UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 14, 2021

INGLES MARKETS INCORPORATED
(Exact name of registrant as specified in its charter)

North Carolina	0-14706	56-0846267
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 6676, Asheville, North Carolina	28816
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(828) 669-2941

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.05 par value per share	IMKTA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 14, 2021, Ingles Markets, Incorporated, a North Carolina corporation (the “Company”), entered into a note purchase agreement (the “Purchase Agreement”) with BofA Securities, Inc., as representative of the several initial purchasers named therein (the “Initial Purchasers”), in connection with the Company’s previously announced private offering (the “Offering”) of $350.0 million aggregate principal amount of 4.000% Senior Notes due 2031 (the “Notes”). Pursuant to the Purchase Agreement, the Company agreed to sell, and the Initial Purchasers agreed to purchase, the Notes upon the terms and subject to the conditions contained in the Purchase Agreement. The Purchase Agreement contains customary representations, warranties and agreements of the parties thereto. In addition, the Company has agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

On June 17, 2021 (the “Closing Date”), the Company completed the Offering and issued the Notes under an indenture, dated as of the Closing Date (the “Indenture”), by and between the Company and Truist Bank, a North Carolina banking corporation, as trustee (the “Trustee”).

Interest and Maturity.  The Notes bear interest at 4.000% per annum, which accrues from the Closing Date, and will be payable semiannually in arrears on June 15 and December 15 of each year, beginning on December 15, 2021. The Notes will mature on June 15, 2031, unless earlier redeemed or repurchased.

Guarantees.  The Notes are not guaranteed by any of the Company’s subsidiaries.  However, subject to certain conditions, if any subsidiary of the Company becomes a guarantor or obligor with respect to any other indebtedness of the Company or any of its subsidiaries, such subsidiary will be required to join the Indenture as a guarantor of the Notes.

Ranking.  The Notes are the general senior unsecured obligations of the Company and rank equally in right of payment with all of the Company’s existing and future unsubordinated indebtedness.

Redemption.  The Company may redeem the Notes, in whole or in part, at any time on or after June 15, 2026 at the redemption prices specified in the Notes.  The Company may also redeem all or part of the Notes at any time prior to June 15, 2026 at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium (as defined in the Indenture), as of, and accrued and unpaid interest to, the redemption date.  Additionally, the Company may redeem up to 40% of the aggregate principal amount of the Notes prior to June 15, 2024 with the net cash proceeds of certain sales of its capital stock at a redemption price equal to 104.0% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the date of redemption; provided, that, after such redemption, at least 60% of the aggregate principal amount of the Notes originally issued remains outstanding.

Change of Control Repurchase Event.  If the Company undergoes a Change of Control Repurchase Event (as defined in the Indenture) prior to maturity, the Company must make an offer to repurchase all of the Notes then outstanding at a repurchase price equal to 101% of their principal amount, plus accrued and unpaid interest (if any) to, but not including, the repurchase date.

Covenants.  The Indenture contains restrictive covenants that, among other things, generally limit the ability of the Company and certain of its subsidiaries (subject to certain exceptions) to (i) create liens, (ii) enter into sale and leaseback transactions or (iii) effect a consolidation or merger or sell all, or substantially all, of the Company’s assets.  The foregoing restrictive covenants are subject to a number of important exceptions and qualifications, as set forth in the Indenture.

Events of Default.  The Indenture provides for customary events of default, which include (subject in certain cases to customary grace and cure periods), among others:  nonpayment of principal or interest; breach of covenants or other agreements in the Indenture; defaults in failure to pay certain other indebtedness; and certain events of bankruptcy or insolvency. Generally, if an event of default occurs and is continuing under the Indenture, the Trustee or the holders of at least 30% in aggregate principal amount of the Notes then outstanding may declare the principal of, premium, if any, and accrued interest on all the Notes immediately due and payable.

No Registration.  The Notes have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

The foregoing description of the Purchase Agreement, the Indenture and the Notes is only a summary and is qualified in its entirety by reference to the full text of the Purchase Agreement, the Indenture and the form of Note, which are filed as Exhibit 1.1, Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On June 17, 2021, the Company delivered a notice of full redemption to the Trustee, as trustee for the Company’s issued and outstanding 5.75% Senior Notes due 2023 (the “Existing Notes”), in accordance with the optional redemption provisions of the Indenture, dated June 12, 2013, governing the Existing Notes (the “Existing Indenture”), to redeem in full on July 16, 2021 (the “Redemption Date”) the entirety of the remaining $295.0 million aggregate principal amount of the Existing Notes.  In accordance with the Existing Indenture, the Company will redeem the Existing Notes at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to, but not including the Redemption Date.  This Current Report on Form 8-K does not constitute a notice of redemption under the Existing Indenture or an offer to tender for, or purchase, any of the Existing Notes or any other security.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1	Purchase Agreement, dated June 14, 2021

4.1	Indenture, dated June 17, 2021, by and between Ingles Markets, Incorporated and Truist Bank, as Trustee

4.2	Form of 4.000% Senior Note due 2031 (incorporated by reference to Section 2.02 and Section 2.03 of the Indenture filed as Exhibit 4.1 to this Current Report on Form 8-K)

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGLES MARKETS, INCORPORATED

Date: June 18, 2021	By:	/s/ Ronald B. Freeman
Name: Ronald B. Freeman
Title: Chief Financial Officer